SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2003

Bear Stearns Asset Backed Securities, Inc.

(Exact name of registrant specified in Charter)

Delaware	333-91334-03	13-3836437

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

383 Madison Avenue New York, NY	10179

(Address of principal executive offices)	Zip Code

Registrant's telephone, including area code: (212) 272-2000

Not Applicable

(Former name and former address, if changed since last report)

ITEM 5.      Other Events

          The following brief summary of a certain agreement entered into by us does not describe all material terms of the agreement and is qualified entirely by reference to such agreement, attached hereto as Exhibit 4.1.

          On October 31, 2003, Bear Stearns Asset Backed Securities, Inc. (the "Depositor"), American Business Credit, Inc. ("ABC"), EMC Mortgage Corporation ("EMC") and JPMorgan Chase Bank, as trustee, entered into an amendment (the "Amendment") to the Pooling and Servicing Agreement, dated as of March 1, 2003, among the Depositor, ABC, as servicer, and JPMorgan Chase Bank, as trustee, collateral agent and back-up servicer. Under the terms of the Amendment, EMC has replaced JPMorgan Chase Bank as the back-up servicer. In addition, under the terms of the Amendment, ABC was designated as the servicer of the mortgage loans for a term of 90 days commencing October 31, 2003. Radian Asset Assurance, Inc., as the certificate insurer (the "Certificate Insurer"), may, in its sole discretion, direct the Trustee to send a written notice to ABC extending any such term for one or more terms of 90 days, or such longer terms as may be specified in the notice by the Certificate Insurer.

ITEM 7.      Financial statements, Pro Forma Financial Information and Exhibits.

                (c)    Exhibits

Exhibit No. 4.1 Amendment to the Pooling and Servicing Agreement

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2003	BEAR STEARNS ASSET BACKED SECURITIES, INC. By: /s/ Jonathan Lieberman Name: Jonathan Lieberman Title: Senior Managing Director

EXHIBIT INDEX

Exhibit Number 4.1	Description

Amendment No. 1 to the Pooling and Servicing Agreement, among Bear Stearns Asset Backed Securities, Inc., American Business Credit, Inc., EMC Mortgage Corporation and JPMorgan Chase Bank, as Trustee, dated as of October 31, 2003.